Exhibit 99.1

Accuray Announces Convertible Notes Exchange and Refinancing of Existing Credit Facilities

MADISON, Wis., June 6, 2025 -- Accuray Incorporated (NASDAQ: ARAY) today announced that, after an extensive review over the last several months, including the evaluation of numerous potential financing partners, it has entered into privately negotiated agreements with the holders of its existing 3.75% senior convertible notes due 2026 (the “Notes”) to exchange an aggregate of $82.0 million principal amount of Notes for an aggregate of 8,881,579 shares of the Accuray’s common stock (the “Shares”). As part of the exchange consideration, Accuray will pay exchanging holders an aggregate of approximately $68.6 million in cash. The Exchange is expected to close on or about June 11, 2025, subject to customary closing conditions.

In connection with the Exchange, the Company has entered into a new senior secured credit agreement (the “Financing Agreement”) by and among the Company, as borrower, TCW Asset Management Company LLC, a leading global asset manager (“TCW”), as collateral agent for the lenders and as administrative agent for the lenders and certain other parties party thereto.

The Financing Agreement provides for (a) $150 million of new five-year term loan facilities (the “Term Loan Facilities”), (b) a new $20 million delayed draw term loan facility (the “Delayed Draw Facility”) and (c) a new $20 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facilities and Delayed Draw Facility, the “Facilities”). The proceeds from the Facilities, plus available cash on hand, will be used to repay in full all outstanding indebtedness under that certain senior secured credit agreement by and among the Company, as borrower, Silicon Valley Bank, individually as a lender and agent, and the other lenders from time to time party thereto, dated as of May 6, 2021.

Interest on the borrowings under the Facilities is payable in arrears on the applicable interest payment date at an interest rate equal to, at the Borrower’s option, either: (i) a term SOFR-based rate (subject to a 2.00% per annum floor), plus an applicable margin of 8.50%, per annum or (ii) a base rate (subject to a 3.00% per annum floor), plus an applicable margin of 7.50% per annum, up to 6.00% per annum of which may be paid in kind by capitalizing such interest and adding it to the outstanding principal balance of the Term Loan Facility or Delayed Draw Facility, as applicable (subject to an increase in applicable margin of 1/3 of 1.00% per annum for each 1.00% per annum of interest elected to be paid in kind).

The Financing Agreement contains customary restrictions and covenants applicable to the Company and its subsidiaries.

In accordance with the Financing Agreement, Accuray has entered into a governance agreement (the “Governance Agreement”) with TCW, which provides for the appointment of one director to Accuray’s Board of Directors (the “Board”), as well as two individuals to be appointed as non-voting board observers, to be designated by TCW. Pursuant to the Governance Agreement, TCW has designated, and Accuray has appointed, Steven F. Mayer to its Board.

Mr. Mayer serves as Chairman of the Operations Advisory Council and senior advisor to the private credit group of TCW. Previously, Mr. Mayer was the Executive Chairman of Grifols, SA, a publicly traded global healthcare company, and Co-Head of Global Private Equity and Chairman of the Investment Committee of Cerberus Capital Management, L.P., a private investment firm with approximately $60 billion of capital under management. He has extensive governance experience, having served as a member of the Boards of Directors of more than 30 other public and private companies spanning a range of industries, including medical technology and biotherapeutics.

“I am thrilled to have Steven join the Board. He brings valuable experience that will be an asset to the company and I look forward to working with him, and my fellow directors, on the achievement of two key strategic priorities ― transforming radiation therapy care and creating long term shareholder value,” said Suzanne Winter, president and CEO of Accuray. “Our expanded solution portfolio is the strongest in our company’s history. I am very pleased with the new financing agreement, which we believe positions Accuray well to execute on the long term growth strategies we have laid out, and helps provide the necessary resources to further invest in key business areas. The new capital structure is expected to enhance liquidity and provide greater operational flexibility moving forward.”

Accuray also announced that it has issued to certain lenders party to the Financing Agreement (i) warrants to purchase 17,180,710 shares of Accuray’s common stock, which warrants are exercisable on and after six months and one day after their issue date and expire on June 6, 2032 and have an exercise price of $1.68 per share, subject to certain adjustments (the “Premium Warrants”) and (ii) warrants to purchase 6,247,531 shares of Accuray’s common stock, which warrants are exercisable immediately, will expire on June 6, 2032 and have an exercise price of $0.01 per share (the “Penny Warrants”).

Additionally, upon the making of a delayed draw term loan under the Delayed Draw Facility, Accuray will issue (i) warrants to purchase a number of shares of Common Stock equal to the product obtained by multiplying (A) (1) the aggregate principal amount of such delayed draw term loan divided by (2) $20,000,000, by (B) 2.0% of the number of fully diluted shares of Accuray’s common stock outstanding, measured as of the date such delayed draw term loan is incurred, rounded to the nearest whole share, by (C) eleven-fifteenths (11/15ths), with an exercise price per share equal to 110% of the 30-day volume-weighted average price of the shares of Accuray’s common stock measured as of the date such delayed draw term loan is incurred (the “DDTL Premium Warrants”) and (ii) warrants to purchase a number of shares of Accuray’s common stock equal to the product obtained by multiplying (A) (1) the aggregate principal amount of such delayed draw term loan divided by (2) $20,000,000, by (B) 2.0% of the number of fully diluted shares of Accuray’s common stock outstanding, measured as of the date such delayed draw term loan is incurred, rounded to the nearest whole share, by (C) four-fifteenths (4/15ths), with an exercise price of $0.01 (the “DDTL Penny

Warrants” and together with the Premium Warrants, the Penny Warrants and the DDTL Premium Warrants, the “Warrants”).

The Warrants will have certain anti-dilution protection provisions, including price protection anti-dilution protection in the event that the Company sells stock at a price below $1.00 in the case of the Penny Warrants and DDTL Penny Warrants and $1.25 in the case of the Premium Warrants and the DDTL Premium Warrants. Accuray agreed to issue the Warrants in connection with, and to induce the lenders to enter into, the Financing Agreement. Certain registration rights have also been granted to holders of the Warrants with respect to shares underlying the Warrants.

Neither the Warrants, nor any shares of Accuray’s common stock issuable upon exercise of the Warrants, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any Accuray securities and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Perella Weinberg and J. Wood Capital Advisors LLC served as financial advisors and Davis Polk & Wardwell LLP served as legal counsel to Accuray.

About Accuray

Accuray is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide. To learn more, visit www.accuray.com or follow us on Facebook, LinkedIn, X, and YouTube.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to use of proceeds; changes to and expectations regarding the company's capital structure; expectations regarding the Exchange and the Facilities, including expected timing of closing; and expectations regarding the company’s new board member. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the current global economic environment; the company’s ability to achieve widespread market acceptance of its products; the company’s ability to maintain or increase its gross margins; the company’s ability to maintain compliance with the Financing Agreement; risks related to enhanced international tariffs; risks related to international operations, and such other risks identified under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on May 2, 2025, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Investor Contact

Aman Patel, CFA

Investor Relations, ICR-Westwicke

+1 (443) 450-4191

aman.patel@westwicke.com

Media Contact

Beth Kaplan

Public Relations Director, Accuray

bkaplan@accuray.com